EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

(AS OF DECEMBER 31, 2004)

Account A and Account C have no subsidiaries. The following sets forth the name and jurisdiction of incorporation of the subsidiaries of The Northwestern Mutual Life Insurance Company.

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION
Alexandra International Sales, Inc.	U.S. Virgin Islands
Amber, LLC	Delaware
Baraboo, Inc.	Delaware
Bayridge, LLC	Delaware
Bradford, Inc.	Delaware
Brendan International Sales, Inc.	U.S. Virgin Islands
Brian International Sales, Inc.	U.S. Virgin Islands
Burgundy, LLC	Delaware
Carlisle Ventures, Inc.	Delaware
Cass Corporation	Delaware
Chateau, Inc. Chateau, LLC Chateau I, LP	Delaware Delaware Delaware
Coral, Inc.	Delaware
Diversey, Inc.	Delaware
Elderwood International Sales, Inc.	U.S. Virgin Islands
Elizabeth International Sales, Inc.	U.S. Virgin Islands
Elizabeth Lakes Associates	Michigan
Frank Russell Company	Washington
Frank Russell Investment Management Company	Washington
Green Room Properties, LLC	Delaware
Hazel, Inc. Health Invest, LLC	Delaware Delaware
Higgins, Inc.	Delaware
Highbrook International Sales, Inc.	U.S. Virgin Islands
Hobby, Inc.	Delaware
INV Corp.	Delaware
Jack International Sales, Inc.	U.S. Virgin Islands
Justin International FSC, Inc. Jersey Par, LLC	U.S. Virgin Islands Delaware
JYD Assets, LLC	Delaware
KerryAnne International Sales, Inc.	U.S. Virgin Islands
Klode, Inc.	Delaware
Kristiana International Sales, Inc.	U.S. Virgin Islands
Lake Bluff, Inc.	Delaware
Larkin, Inc.	Delaware
Logan, Inc.	Delaware
Lydell, Inc.	Delaware
Mallon International Sales, Inc.	U.S. Virgin Islands
Maroon, Inc.	Delaware
Mason & Marshall, Inc.	Delaware
Mason Street Advisors, LLC	Delaware
Mason Street Funds, Inc.	Maryland
Mitchell, Inc. NM-Exchange, LLC NM Harrisburg, Inc.	Delaware Delaware Pennsylvania
NMIS Alabama Agency, LLC	Alabama
NMIS Massachusetts Insurance Agency, LLC	Massachusetts
NMIS Georgia Agency, LLC	Georgia
NML Buffalo Agency, Inc.	New York
NML-CBO, LLC	Delaware
NML Development Corporation	Delaware

119

NML/Mid-Atlantic, Inc.	New Jersey
NML Real Estate Holdings, LLC	Wisconsin
NML Securities Holdings, LLC	Wisconsin
NML/Tallahassee, Inc. NR2004-1, LLC NVOP, Inc.	Florida Delaware Delaware
NW Pipeline, Inc.	Texas
Network Planning Advisors, LLC	Wisconsin
New Arcade, LLC	Wisconsin
Nicolet, Inc.	Delaware
North Van Buren, Inc. Northwestern Ellis Company	Delaware Nova Scotia
Northwestern Foreign Holdings B.V.	Netherlands
Northwestern International Holdings, Inc.	Delaware
Northwestern Investment Management Company, LLC	Delaware
Northwestern Long Term Care Insurance Company	Illinois
Northwestern Mutual Investment Services, LLC	Wisconsin
Northwestern Mutual Las Vegas, Inc.	Nevada
Northwestern Mutual Life International, Inc.	Delaware
Northwestern Mutual Series Fund, Inc.	Maryland
Northwestern Mutual Trust Company	Federal Savings Bank (subject to jurisdiction of the Office of Thrift Supervision)
Northwestern Real Estate Partnership Holdings, LLC	Delaware
Northwestern Reinsurance Holdings N.V.	Netherlands
Northwestern Securities Holdings, LLC	Delaware
Northwestern Securities Partnership Holdings, LLC	Delaware
Olive, Inc.	Delaware
Painted Rock Development Corporation	Arizona
Park Forest Northeast, Inc.	Delaware
RE Corporation	Delaware
Regina International Sales, Inc.	U.S. Virgin Islands
Rocket Sports, Inc. Russell Investment Funds	Texas Massachusetts
Russet, Inc.	Delaware
Saskatoon Centre, Limited	Ontario, Canada
Sean International Sales, Inc.	U.S. Virgin Islands
Solar Resources, Inc.	Wisconsin
St. James Apartments, LLC	Delaware
Stadium and Arena Management, Inc.	Delaware
Summerhill Management, LLC	Delaware
Summerhill Property, LLC	Delaware
Summit Mall, LLC	Delaware
Travers International Sales, Inc.	U.S. Virgin Islands
Tupelo, Inc.	Delaware
White Oaks, Inc.	Delaware

Certain non-insurance subsidiaries are omitted on the basis that, considered in the aggregate, they did not constitute a significant subsidiary as defined by Regulation S-X at December 31, 2004.

120